Exhibit 99.1

DUPONT FABROS TECHNOLOGY, INC. ANNOUNCES

FOURTH QUARTER 2007 EARNINGS RESULTS

Company Release – 2/28/2008 7:00 a.m.

WASHINGTON, D.C., Feb. 28 /PRNewswire-FirstCall/ — DuPont Fabros Technology, Inc. (NYSE: DFT), a Washington, D.C.-based real estate investment trust that develops and leases wholesale data centers, today announced the financial results for 2007. For the period prior to the completion of the Company’s initial public offering (“IPO”) on October 24, 2007, the financial results include operations for the entities that constituted the predecessor of DuPont Fabros Technology, Inc.

Fourth Quarter Highlights

•	Completed IPO, raising net proceeds of $677.0 million

•	Phase II of the ACC4 data center placed in service October 2007, adding 85,600 raised square feet and 18.2 megawatts (MW) of critical power to portfolio

•	Acquisition of 17.2 acre parcel of land in Santa Clara, California for $21.1 million completed in December 2007

•	Entered into a $148.9 million construction loan for the CH1 data center development located in Elk Grove, Illinois in December 2007

•	Portfolio of operating data centers was 93.2% leased as of December 31, 2007

2008 Outlook

The Company announced today guidance for 2008 Earnings per Share (“EPS”), Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”).

The Company currently expects 2008 EPS per diluted share to be in the range of $0.44 to $0.54, 2008 FFO to be in the range of $80.3 million to $87.0 million (or $1.20 to $1.30 per share and unit on a fully diluted basis) and 2008 AFFO to be in the range of $53.6 million to $60.3 million (or $0.80 to $0.90 per share and unit on a fully diluted basis). These estimated ranges reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, operating and general and administrative expenses, interest rates, and the potential impact of property dispositions and acquisitions. The estimated ranges assume no change in the current 66.957 million diluted shares and units outstanding and no one-time non-recurring charges or credits. Factors that may materially impact our estimated results are detailed in our Form S-11, including factors described under the heading Risk Factors.

For a discussion on how the Company calculates FFO and AFFO, how management uses these financial measures and some of the limitations associated with these financial measures, please refer to the notes to the enclosed financial data.

Formation Transactions

Prior to August 7, 2007, each of our initial properties, or data centers, was directly owned by a single property entity that was affiliated with Lammot J. du Pont, the Executive Chairman of our Board of Directors and Hossein Fateh, our President and Chief Executive Officer. To facilitate a closing with KeyBank National Association (the “KeyBank Credit Facility”) on August 7, 2007 and in contemplation of the IPO we combined the entities’ holding interests in several of our operating and development properties—VA3, VA4, ACC2, ACC3 and CH1—into one holding company, Safari Ventures LLC (“Safari”) in order for those properties to serve as collateral for the KeyBank Credit Facility. Following the closing of the KeyBank Credit Facility, each of the members of the entities that held the properties contributed to Safari became a direct or indirect member of Safari. Safari made borrowings under the KeyBank Credit Facility to purchase land in Ashburn, Virginia that is being held for use in the development of our ACC5 and ACC6 data centers. For accounting purposes, Quill Ventures, LLC, the entity that owns our ACC3 data center located in Ashburn, Virginia was determined to be the Company’s accounting acquirer

(the “Predecessor”) in the Safari transaction and the other data center properties – ACC2, VA3, VA4 and CH1 – were determined to be the “Acquired Properties”. The Predecessor is presented on a historical cost basis and the contribution of the interests of ACC2, VA3, VA4 and CH1 has been recorded at their estimated fair value. Subsequent to August 6, 2007, Safari is the accounting predecessor.

We also acquired as part of the IPO formation transactions on October 24, 2007, our ACC4 data center, land held for the development of an additional data center (ACC7) located in Ashburn, Virginia, land held for development of a data center (NJ1) located in Piscataway, New Jersey, a contract to acquire land in Santa Clara, California (SC1) and property management, development, leasing, asset management and technical services agreements and arrangements for all of our properties from entities affiliated with the Executive Chairman of our Board of Directors, and our President and Chief Executive Officer. The contribution of the interests of ACC4, the two undeveloped parcels of land and the contract to acquire land were recorded at their estimated fair value.

Prior to October 24, 2007, operating results include those of the Predecessor. Operating results for the Acquired Properties are only reflected for the period subsequent to August 7, 2007. For the period October 24, 2007 to December 31, 2007, operating results are presented for the Company, which includes the Predecessor, the Acquired Properties, ACC4, NJ1 and ACC7 and the other formation transactions.

Current Status

As of December 31, 2007, the Company’s operating data center portfolio, encompassing 82.4 MW of critical load and 539,188 raised square feet, was 93.2% leased compared to 100% leased at September 30, 2007, as a result of Phase II of ACC4 opening during the quarter which was 69.2% leased as of December 31, 2007. During the fourth quarter, two new leases were signed for Phase II of ACC4, covering approximately 21,600 raised square feet, or 4.6 MW.

The Company’s IPO consisted of 35.1 million common shares which were priced at $21.00 per share and closed on October 24, 2007. As of December 31, 2007, total debt outstanding was $296.7 million, representing 22.7% of our total market capitalization.

Hossein Fateh, President and Chief Executive Officer, said “We are pleased with our performance for the fourth quarter. We demonstrated our ability to execute our strategies of acquiring excellent development sites (Santa Clara); completing construction on time and budget (Phase II of ACC 4) and effectively sourcing capital (CH1 construction financing). Furthermore, we have been pleased with the level of leasing interest in Chicago. We believe we are in an excellent position to continue to integrate this strategy in 2008.”

Fourth Quarter Results

For the period from October 24, 2007 to December 31, 2007, the Company reported a net loss of $99.3 million, or $2.80 per diluted common share, which included several one-time related charges including $176.5 million related to the acquisition of property management, development, leasing, asset management and technical services agreements and arrangements noted above and $13.4 million of non-cash stock based compensation costs at the time of the IPO. Adjusted Funds from Operations (“AFFO”) for the period from October 24, 2007 to December 31, 2007 was $8.1 million, or $0.12 per diluted common share and unit. For the period from January 1 to October 23, 2007, the Company’s Predecessor reported a net loss of $1.6 million. The historical financial results of the Company’s Predecessor, as noted above, do not include the financial performance of those entities that have been consolidated under the ownership of the Company as a result of the IPO and do not include a full year of results for the entities combined with ACC3 to create Safari. In addition, the Predecessor’s results exclude the impact of purchase accounting adjustments resulting from the Company’s formation after the completion of our IPO. For these and other reasons, the Predecessor’s historical operating results are not directly comparable to the Company’s operating results after the IPO.

Other

The Company has also announced that the one-year employment agreement between the Company and Executive Vice President and Chief Financial Officer Steven G. Osgood will conclude on its expiration date of July 25, 2008. DuPont Fabros Technology is presently fielding candidates for the chief financial officer position.

Lammot J. du Pont, Executive Chairman of DuPont Fabros Technology, said, “As part of our transition over the last year from private to public, we benefited tremendously from the skills and experience that Steve brought to us. In that time, Steve capably met his mandate by assisting us with the successful completion of our IPO and putting into place a sound accounting and financial reporting infrastructure and other financial controls. We have mutually decided not to renew Steve’s employment arrangement with us after its term expires in July. Steve and his family reside in Ohio, and we believe our long term needs require a CFO who resides locally in the Washington, D.C. area. We are extraordinarily grateful for Steve’s contributions and role in the Company’s evolution. Steve will work with us to help identify a suitable CFO candidate and effect a seamless transition.”

Dividends

During the fourth quarter 2007, the Company’s Board of Directors declared a regular quarterly cash dividend at the rate of $0.1875 per common share. Shareholders of record as of December 28, 2007 received a prorated portion of this dividend in the amount of $0.15 per common share, which reflects the partial quarterly period beginning October 24, 2007 (the completion date of the Company’s IPO) and ending December 31, 2007. The dividend was paid on January 11, 2008.

On February 26, 2008, the Company’s Board of Directors declared a regular quarterly cash dividend for the first quarter of 2008 at the rate of $0.1875 ($0.75 annual rate) per common share for shareholders of record as of March 28, 2008. The dividend will be paid on April 11, 2008.Conference Call and Web Cast Information

The Company will host a conference call to discuss 2007 fourth quarter and year-end results and outlook for 2008 on Friday, February 29, 2008 at 10:00AM EST. Interested parties can listen to the call via the internet at www.dft.com or by dialing into the call at 888-218-8172 (Domestic) or 913-312-0705 (International). A replay is available online for 90 days and digitally for 7 days following the live call. To access the replay, dial 888-203-1112 (Domestic) or 719-457-0820 (International) using conference ID 2469352.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of wholesale data centers. The Company operates so as to qualify as a real estate investment trust (REIT) for federal tax purposes. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology is headquartered in Washington, DC.

Forward-Looking Statements Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements describe expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the risk that the Company may be unable to obtain financing on favorable terms, the risks commonly associated with construction and development of new facilities, risks relating to compliance with permitting, zoning, land-use and environmental requirements, the risk related to leasing space to tenants in our data centers, the risk that the Company may be unable to acquire additional properties on favorable terms or at all, and the risk that the Company may not be able to maintain its qualification as a REIT for federal tax purposes. The reports that the Company files with the Securities and Exchange Commission, as well as the registration statement on Form S-11 that the Company filed with the Securities and Exchange Commission in connection with its recently completed initial public offering, contain detailed descriptions of these and many other risks to which the Company is subject. Because of those risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

SOURCE DuPont Fabros Technology, Inc.

Contact: Victoria Baker, Investor-Media Inquiries of Financial Relations Board, +1-703-796-1798, for DuPont Fabros Technology, Inc.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

	DuPont Fabros Technology, Inc.	The Predecessor
	December 31, 2007	December 31, 2006
(in thousands except share and per share data)

ASSETS
Income producing property:
Land	$26,971	$1,071
Buildings and improvements	1,102,954	93,400

	1,129,925	94,471
Less: Accumulated depreciation	(17,710)	(2,450)

Net income producing property	1,112,215	92,021
Construction in progress and land held for development	245,636	—

Net real estate	1,357,851	92,021
Cash and cash equivalents	11,510	4,861
Restricted cash	119	—
Rents and other receivables, net	13,915	4,338
Lease contracts above market value, net of accumulated amortization of $1,022 and $0, respectively	22,078	—
Deferred costs, net	45,863	12,568
Prepaid expenses and other assets	2,093	117
Due from related parties	237	—
Non-real estate fixed assets, net of depreciation of $16 and $ 0, respectively	489	—

Total assets	$1,454,155	$113,905

LIABILITIES AND STOCKHOLDERS’ EQUITY AND MEMBERS’ DEFICIT
Liabilities:
Mortgages and notes payable	$296,719	$112,490
Accounts payable and accrued liabilities	39,178	2,305
Dividend and distribution payable	10,044	—
Lease contracts below market value, net of accumulated amortization of $3,623 and $0, respectively	48,277	—
Advance rents and security deposits	4,392	1,580
Due to related parties	—	4,535
Interest rate swap liability	7,870	—

Total liabilities	406,480	120,910
Stockholders’ equity and members’ deficit:
Minority interests – operating partnership	490,102	—
Members’ deficit	—	(7,005)
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at December 31, 2007 and December 31, 2006	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 35,453,833 shares issued and outstanding at December 31, 2007, and no shares issued or outstanding at December 31, 2006	35	—
Additional paid in capital	664,714	—
Accumulated deficit	(99,306)	—
Accumulated other comprehensive loss	(7,870)	—

Total stockholders’ equity and members’ deficit	557,573	(7,005)

Total liabilities and stockholders’ equity and members’ deficit	$1,454,155	$113,905

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	DuPont Fabros Technology, Inc.	The Predecessor
	For the period from October 24, 2007 through December 31, 2007	For the period from January 1, 2007 through October 23, 2007
(in thousands except share and per share data)

Revenue:
Base rent	$16,295	$23,458
Recoveries from tenants	8,961	11,823
Other revenue	615	122

Total operating revenue	25,871	35,403
Expenses:
Real estate taxes	393	495
Insurance	146	174
Property operating costs	7,436	10,186
Management fees	—	1,772
Depreciation and amortization	8,896	8,419
General and administrative, including $15,026 and $0 of non-cash stock based compensation expense	17,143	381
Acquisition of service agreements	176,526	—
Other expenses	480	—

Total operating expenses	211,020	21,427

Operating income (loss)	(185,149)	13,976

Other income and expense:
Interest income	132	280
Interest expense	(1,531)	(15,875)

Loss before minority interests	(186,548)	(1,619)
Minority interests	87,242	—

Net loss	$(99,306)	$(1,619)

Basic and diluted loss per common share	$(2.80)	N/A

Dividends declared per common share	$0.15	N/A

Weighted average number of common shares outstanding, basic and diluted	35,382,404	N/A

Adjusted Funds From Operations

Funds From Operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While funds from operations is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating funds from operations and, accordingly, funds from operations as disclosed by such other REITs may not be comparable to funds from operations published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, funds from operations should be examined in conjunction with net income (loss) as presented in the consolidated financial statements included elsewhere in this prospectus. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the properties’ financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We also present FFO with a supplemental adjustment which we call Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs.

Adjusted Funds From Operations, or AFFO, does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies.

Our management uses AFFO:

•	in management reports given to our board of directors;

•	to provide a measure of REIT operating performance that can be compared to other companies using AFFO; and

•	as an important measure of operating performance.

The following table sets forth a reconciliation of our net income (loss) to FFO and AFFO (in thousands):

	Period from October 24, 2007 to December 31, 2007	Period from January 1, 2007 to October 23, 2007
Net loss	$(99,306)	$(1,619)

Adjustments:
Real estate depreciation and amortization	8,880	8,419
Minority interests in OP	(87,242)	—

FFO	$(177,668)	$6,800
Straight-line revenue	(4,494)	(3,934)
Non-cash stock based compensation expense	15,026	—
Acquisition of service agreements	176,526	—
Below market lease amortization, net of above market lease amortization	(1,307)	(1,294)
Early extinguishment of debt costs	—	2,014

FFO	$8,083	$3,586

Below is a reconciliation of expected FFO and AFFO for 2008 to our expected net income available to common stockholders for 2008 based on the midpoint of the ranges for 2008 FFO and AFFO guidance set forth above:

For the Year Ended December 31, 2008 (based on mid- points of 2008 guidance)
(000’s)
Net income available to common stockholders	$17,591

Adjustments:
Real estate related depreciation and amortization	50,647
Minority interests in operating partnership	15,462

FFO	$83,700
Straight-line revenue	(22,825)
Non-cash stock based compensation expense	3,000
Below market lease amortization, net of above market lease amortization	(6,975)

AFFO	$56,900

Diluted FFO per share and unit	$1.25

Diluted AFFO per share and unit	$0.85

Total dilutive common stock and units outstanding	66,957